EXHIBIT 31.1
CERTIFICATION ACCOMPANYING PERIODIC REPORT
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Donald J. Percenti, certify that:
1. I have reviewed this annual report on Form 10-K of American Achievement Group Holding Corp., AAC Group Holding Corp. and American Achievement Corporation;
2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;
3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this annual report;
4. The registrants’ other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrants and have;
a) designed such internal controls to ensure that material information relating to the registrants, including their consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;
b) evaluated the effectiveness of the registrants’ internal controls as of a date within 90 days prior to the date of this annual report and presented in this annual report our conclusions about the effectiveness of the internal controls, as of the end of the period covered by this report based on such evaluation; and
c) disclosed in this report any significant change in the registrants’ internal control over financial reporting that occurred during the registrants’ most recent fiscal quarter (the registrants’ fourth fiscal quarter in the case of an annual report) that could significantly affect the registrants’ internal control over financial reporting;
5. The registrants’ other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrants’ auditors and the audit committee of registrants’ board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the registrants’ ability to record, process, summarize and report financial information and have identified for the auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants’ internal control over financial reporting.
Date: November 22, 2006

/s/ DONALD J. PERCENTI
Name:	Donald J. Percenti
Title:	President and Chief Executive Officer (principal executive officer)